                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES



Pricing Supplement No. 7                                     Trade Date: 2/12/01
(To Prospectus dated March 22, 2000 and Prospectus           Issue Date: 2/15/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is February 15, 2001

   CUSIP
    or
Common Code      Principal Amount   Interest Rate   Maturity Date    Price to Public
-----------      ----------------   -------------   -------------    ---------------
 91131UAG9          $705,000.00         5.85%         02/15/11            100%

Interest Payment
   Frequency                                                       Dates and terms of redemption
  (begin date)      Survivor's Option    Subject to Redemption    (including the redemption price)
----------------    -----------------    ---------------------    --------------------------------
    8/15/01                Yes                   Yes                    100%       02/15/02
 semi-annually                                                        semi-annually thereafter

                    Discounts and
Proceeds to UPS      Commissions      Reallowance        Dealer         Other Terms
---------------     -------------     -----------        ------         -----------
  $695,835.00         $9,165.00          $2.00        ABN AMRO Inc.
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